CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2009, relating to the financial statements and financial highlights which appears in the October 31, 2009 Annual Report to Shareholders of JPMorgan Asia Equity Fund, JPMorgan China Region Fund, JPMorgan Emerging Economies Fund, JPMorgan Emerging Markets Equity Fund, JPMorgan Global Focus Fund, JPMorgan India Fund, JPMorgan International Currency Income Fund, JPMorgan International Equity Fund, JPMorgan Opportunities Fund, JPMorgan International Opportunities Plus Fund, JPMorgan International Value Fund, JPMorgan International Value SMA Fund, JPMorgan Intrepid European Fund, JPMorgan Intrepid International Fund, JPMorgan Intrepid Japan Fund, JPMorgan Latin America Fund, JPMorgan Russia Fund, JPMorgan Tax Aware Disciplined Equity Fund, JPMorgan Tax Aware Real Return Fund, JPMorgan Tax Aware U.S. Equity Fund, JPMorgan Tax Aware Real Return SMA Fund, Highbridge Statistical Market Neutral Fund, JPMorgan Market Neutral Fund, JPMorgan International Realty Fund, JPMorgan Income Builder Fund and JPMorgan Strategic Preservation Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

February 24, 2010